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                                                                      EXHIBIT 21


                                 SUBSIDIARIES OF
                          AMERICAN CLASSIC VOYAGES CO.
                             AS OF DECEMBER 31, 1999


                                                                     Jurisdiction Under                Percentage
                          Name of Subsidiary                          Which Organized                 of Ownership
          ---------------------------------------------------      -----------------------        ---------------------

          The Delta Queen Steamboat Co.                                   Delaware                        100%

               DQSB II, Inc.                                              Delaware                         (1)

               Cruise America Travel, Incorporated                        Delaware                         (1)

               Great River Cruise Line, L.L.C.                            Delaware                         (2)

               Great Ocean Cruise Line, L.L.C.                            Delaware                         (2)

               Great AQ Steamboat, L.L.C.                                 Delaware                         (2)

               Great Pacific NW Cruise Line, L.L.C.                       Delaware                         (2)

               Delta Queen Coastal Voyages, L.L.C.                        Delaware                         (2)

               Coastal Queen West, L.L.C.                                 Delaware                         (5)

               Coastal Queen East, L.L.C.                                 Delaware                         (5)

          AMCV Holdings, Inc.                                             Hawaii                          100%

               Great Hawaiian Cruise Line, Inc.                           Delaware                         (6)

                 Great Independence Ship Co.                              Delaware                         (3)

                 Great Hawaiian Properties Corporation                    Delaware                         (3)

                 American Hawaii Properties Corporation                   Delaware                         (3)

                 CAT II, Inc.                                             Delaware                         (3)

                Project America, Inc.                                     Delaware                         (6)

                 Oceanic Ship Co.                                         Delaware                         (4)

                 Project America Ship I, Inc.                             Delaware                         (4)

                 Project America Ship II, Inc.                            Illinois                         (4)

                 Ocean Development Co.                                    Delaware                         (4)

            (1)   100% owned subsidiary of The Delta Queen Steamboat Co.
            (2)    99% owned subsidiary of The Delta Queen Steamboat Co. and
                       1% owned subsidiary of DQSB II, Inc.
            (3)   100% owned subsidiary of Great Hawaiian Cruise Line, Inc.
            (4)   100% owned subsidiary of Project America, Inc.
            (5)    99% owned subsidiary of Delta Queen Coastal Voyages, L.L.C.
                       and 1% owned subsidiary of DQSB II, Inc.
            (6)   100% owned subsidiary of AMCV Holdings, Inc.